EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

October 26, 2021